Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-175378) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan, and 2011 Equity Incentive Plan of Pandora Media, Inc.,

(2)	Registration Statement (Form S-8 No. 333-182212) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc.,

(3)	Registration Statement (Form S-8 No. 333-187340) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc., and

(4)	Registration Statement (Form S-8 No. 333-193612) pertaining to the 2011 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Pandora Media, Inc.;

of our reports dated February 11, 2015, with respect to the consolidated financial statements of Pandora Media, Inc. and the effectiveness of internal control over financial reporting of Pandora Media, Inc. included in this Annual Report (Form 10-K) for the twelve months ended December 31, 2014.

/s/ Ernst & Young LLP

San Francisco, California
February 11, 2015